UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

August 19, 2013

Date of Report (Date of earliest event reported)

ARROW RESOURCES DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9224	56-2346563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Carnegie Hall Tower

152 W. 57th Street

New York, New York 10019

(Address of principal executive offices)

(212) 262-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective August 19, 2013, KBL, LLP resigned as the Company’s independent registered public accounting firm.

During KBL LLP’s tenure as the Company’s auditors there were (i) no disagreements with KBL, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The reports of KBL, LLP regarding the Company’s financial statements for the years ended December 31 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

On August 19, 2013 the Registrant engaged Seale and Beers, CPAs as the Registrant’s new independent registered public accounting firm. The appointment of Seale and Beers, CPAs was approved by the Board of Directors of the Company.  Seale and Beers, CPAs will be preparing and providing the financial statements that are to be included in the Quarterly Report for the period ended June 30, 2013, as well as all future quarterly and annual reports.  Seale and Beers, CPAs did not prepare or provide any financial reports for any periods prior to the date of engagement.  Neither the Company, nor any person on behalf of the Company, consulted with Seale and Beers, CPAs during the Company’s two most recent fiscal years or the subsequent interim period prior to the engagement of Seale and Beers, CPAs and the resignation of KBL, LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW RESOURCES DEVELOPMENT, INC.

Date: August 19, 2013	By:	/s/ Peter J. Frugone
Peter J. Frugone, Chief Executive Officer